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                                                                   EXHIBIT 23(d)

                              ALLEN C. EWING & CO.
                               INVESTMENT BANKERS
                      1030 North Orange Avenue, Suite 300
                          Orlando, Florida 32801-1031



                        CONSENT OF ALLEN C. EWING & CO.
                        -------------------------------

         We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, set forth as Exhibit C to the Prospectus/Proxy Statement and to the summarization thereof in the Prospectus/Proxy Statement under the caption "Opinion of Financial Advisor." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                       ALLEN C. EWING & CO.


                                       /s/ Allen C. Ewing & Co.


March 3, 1995